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                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION, dated as of July 1, 2004, is among COMMONWEALTH ENERGY CORPORATION, a California corporation ("Commonwealth"), COMMERCE ENERGY GROUP, INC., a Delaware corporation and a direct wholly-owned subsidiary of Commonwealth ("Commerce Energy"), and CEGI ACQUISITION CORP., a California corporation and a direct wholly-owned subsidiary of Commerce Energy ("Merger Sub").

                                   WITNESSETH:

      WHEREAS, Commonwealth is a publicly held California corporation with shares of common stock registered under Section 12(g) under the Securities Exchange Act of 1934, as amended;

      WHEREAS, pursuant to Commonwealth's Articles of Incorporation, Commonwealth may issue up to fifty million (50,000,000) shares of common stock, no par value per share ("Commonwealth Common Stock"), and ten million (10,000,000) shares of preferred stock ("Commonwealth Preferred Stock");

      WHEREAS, Commonwealth and Commerce Energy have caused Merger Sub to be organized for the sole purpose of effectuating the transactions contemplated hereby;

      WHEREAS, the Boards of Directors of Commonwealth, Commerce Energy and Merger Sub each have approved the Merger (as defined in Section 1.1 below) in accordance with this Agreement and the California Corporations Code (the "Corporations Code");

      WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

      WHEREAS, concurrently with the execution of this Agreement, to induce Commerce Energy to enter into this Agreement, the holders of Commonwealth's Series A Convertible Preferred Stock, no par value per share (the "Series A Preferred Stock"), are entering into the Conversion Agreement (the "Conversion Agreement"), pursuant to which holders of more than 66 2/3% of the outstanding shares of Series A Preferred Stock shall approve the conversion of the outstanding shares of Series A Preferred Stock into Commonwealth Common Stock immediately prior to the Merger;

      NOW, THEREFORE, in consideration of the premises and the agreements herein contained, and intending to be legally bound hereby, Commonwealth, Commerce Energy and Merger Sub hereby agree as follows:

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                                   ARTICLE 1.

                                   THE MERGER

      SECTION 1.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the Corporations Code, Merger Sub shall be merged with and into Commonwealth (the "Merger"). Following the Merger, Commonwealth shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Merger Sub shall cease.

      SECTION 1.2 Effective Time. Subject to the terms and conditions set forth in this Agreement, certificates of two officers of Commonwealth and Merger Sub satisfying the applicable requirements of the Corporations Code (the "Certificates of Approval") shall be duly executed and thereafter delivered, together with this Agreement, to the Secretary of State of the State of California for filing pursuant to the Corporations Code on or as soon as practicable following the Closing Date. The Merger shall become effective at such time as this Agreement, together with the Certificates of Approval, are duly filed with the Secretary of State of the State of California in accordance with the Corporations Code (the "Effective Time").

      SECTION 1.3 Closing. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties as soon as practicable after satisfaction or waiver of the conditions set forth in Article 2 (the "Closing Date"), at the offices of Paul, Hastings, Janofsky & Walker LLP, 695 Town Center Drive, Seventeenth Floor, Costa Mesa, CA 92626 or at such other place agreed to by the parties.

      SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the Corporations Code.

      SECTION 1.5 Charter and Bylaws. The Articles of Incorporation of Commonwealth in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law. The Bylaws of Commonwealth in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

      SECTION 1.6 Directors and Officers.

      (a) Directors and Officers of Commerce Energy. The directors and officers of Commerce Energy immediately prior to the Effective Time shall be the officers and directors of Commerce Energy as of the Effective Time until they are removed or resign in accordance with the provisions of the Certificate of Incorporation and Bylaws of Commerce Energy.

      (b) Directors and Officers of Surviving Corporation. The directors of Commonwealth immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation as of the Effective Time and until their respective successors are elected and qualified or until they are removed or resign in accordance with the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation.

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      SECTION 1.7 Conversion of Shares.

      (a) Conversion of Commonwealth Common Stock. At the Effective Time, each share of Commonwealth Common Stock issued and outstanding immediately prior to the Effective Time (individually a "Share" and collectively, the "Shares") (other than Company Dissenting Shares), including any shares of Commonwealth Common Stock issued prior to the Effective Time upon conversion of any Commonwealth Preferred Stock or exercise of Commonwealth Stock Options (as defined in Section 1.9 below), by virtue of the Merger and without any action on the part of any Person, shall be converted into and become one fully paid and nonassessable share of common stock, $.001 par value per share, of Commerce Energy ("Commerce Energy Common Stock"), and any outstanding fractional shares of Commonwealth Common Stock shall be converted into equal fractional shares of Commerce Energy Common Stock. For purposes of this Section 1.7(a), shares of Commonwealth Common Stock issuable upon conversion of the Commonwealth Preferred Stock prior to the Effective Time shall be deemed to be issued and outstanding immediately prior to the Effective Time. The term "Person" means any individual, corporation, partnership, limited liability company, governmental entity or other entity or organization.

      (b) Non-Effect on Commonwealth Preferred Stock. At the Effective Time, each share of Commonwealth Preferred Stock issued and outstanding immediately prior to the Effective Time and not converted to Commonwealth Common Stock prior to the Effective Time shall be unaffected by the Merger and shall remain Commonwealth Preferred Stock of Commonwealth and retain all the rights and preferences of such Commonwealth Preferred Stock as determined by Commonwealth's Articles of Incorporation, Bylaws, or other applicable law, as the case may be. Nothing herein shall be deemed to grant conversion rights to any shares of Commonwealth Preferred Stock not otherwise granted pursuant to Commonwealth's Articles of Incorporation or Bylaws, or other applicable law, as the case may be.

      (c) Conversion of Merger Sub Stock. At the Effective Time, the shares of common stock, par value $.001, of Merger Sub issued and outstanding immediately prior to the Effective Time, all of which are owned of record by Commerce Energy, shall, by virtue of the Merger and without any action on the part of any Person, be converted into an aggregate number of the shares of common stock, no par value per share, of the Surviving Corporation equal to the number of shares of Commerce Energy Common Stock into which shares of Commonwealth Common Stock are convertible at the Effective Time pursuant to Section 1.7(a) above.

      (d) Cancellation of Commerce Energy Shares. At the Effective Time, each share of capital stock of Commerce Energy issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any Person, be cancelled, retired and cease to exist and no payment shall be made with respect thereto.

      SECTION 1.8 Shares of Dissenting Holders. Notwithstanding anything to the contrary contained in this Agreement, any holder of Shares with respect to which dissenters' rights, are granted by reason of the Merger under the Corporations Code and who does not vote in favor of the Merger and who otherwise complies with Chapter 13 of the Corporations Code ("Company Dissenting Shares") shall not be entitled to receive shares of Commerce Energy Common Stock pursuant to
Section 1.7(a), unless such holder fails to perfect, effectively withdraws or loses the

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right to dissent from the Merger under the Corporations Code. Such holder shall be entitled to receive only the payment provided for by Chapter 13 of the Corporations Code. If any such holder so fails to perfect, effectively withdraws or loses the dissenters' rights under the Corporations Code, such holder's Company Dissenting Shares shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive shares of Commerce Energy Common Stock pursuant to Section 1.7(a).

      SECTION 1.9 Stock Options.

      (a) Conversion of Company Stock Options. At the Effective Time, each outstanding option to purchase shares of Commonwealth Common Stock (a "Company Stock Option" or collectively, "Company Stock Options") that was (1) issued pursuant to the Plan, or (2) issued by Commonwealth's Board of Directors outside of the Plan, whether vested or unvested, shall be assumed by Commerce Energy in such a manner that it is converted into an option granted by Commerce Energy (each, a "Commerce Energy Option") to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Company Stock Option, the same number of shares of Commerce Energy Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (i) the aggregate exercise price for the shares of Commonwealth Common Stock otherwise purchasable pursuant to such Company Stock Option, divided by (ii) the number of shares of Commerce Energy Common Stock deemed purchasable pursuant to such Company Stock Option.

      (b) Registration Statement. Commerce Energy shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Commerce Energy Common Stock for delivery upon exercise of Commerce Energy Options in accordance with this Section 1.9. As soon as practicable after the Effective Time, Commerce Energy shall file post-effective amendments to Commonwealth's registration statements on Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Commerce Energy Common Stock subject to the Commerce Energy Options and shall use its best efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus(es) contained therein) for so long as the Commerce Energy Options remain outstanding.

      SECTION 1.10 Stock Certificates. From and after the Effective Time, subject to Section 1.7, all of the outstanding certificates that represented shares of Commonwealth Common Stock immediately prior to the Effective Time shall be deemed for all purposes to evidence ownership of, and to represent, shares of Commerce Energy Common Stock into which the shares of Commonwealth Common Stock formerly represented by such certificates have been converted as provided in this Agreement. The registered owner on the books and records of Commerce Energy or its transfer agent of any outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Commerce Energy or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Commerce Energy Common Stock evidenced by such outstanding certificates which prior to the Merger represented shares of Commonwealth Common Stock.

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                                   ARTICLE 2.

                    CONDITIONS TO CONSUMMATION OF THE MERGER

      SECTION 2.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, or the waiver of such condition by such party:

      (a) No Restraints. No court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) that in effect, enjoins or otherwise prohibits consummation of the Merger contemplated by this Agreement and no judicial or administrative proceeding that seeks any such result shall continue to be pending.

      (b) Form S-4 Registration Statement. The registration statement on Form S-4 to be filed with the U.S. Securities and Exchange Commission by Commerce Energy in connection with the issuance of shares of Commerce Energy Common Stock in the Merger shall have become effective under the Securities Act of 1933 and shall not be the subject of any stop order or proceedings seeking a stop order.

      (c) Required Approvals. All required approvals, licenses and certifications from, and notifications and filings to, governmental entities and non-governmental third parties shall have been obtained or made, as applicable.

                                   ARTICLE 3.

                                   TERMINATION

      SECTION 3.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Commonwealth, by the affirmative vote of a majority of the directors of each of Commonwealth and Commerce Energy. This Agreement shall also be terminated prior to the Effective Time unless (i) the conversion of 100% of the outstanding shares of Series A Preferred Stock into Commonwealth Common Stock shall have been consummated prior to the Closing Date, (ii) this Agreement shall have been approved by the requisite vote of the shareholders of Commonwealth, Commerce Energy and Merger Sub and (iii) the opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to Commonwealth, addressed to Commonwealth and its shareholders to the effect that the Merger will be treated for Federal income tax purposes as a reorganization under Section 368 of the Code shall have been delivered and such opinion shall not have been withdrawn or modified in any material respect.

      SECTION 3.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 3.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders.

                                   ARTICLE 4.

                                  MISCELLANEOUS

      SECTION 4.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

if to Commerce Energy or Merger Sub:  Commerce Energy Group, Inc.
                                      15901 Red Hill Avenue, Suite 100
                                      Tustin, California 92780
                                      Attention: Ian B. Carter, Chief Executive
                                      Officer
                                      Facsimile: (714) 259-2538

if to Commonwealth to:                Commonwealth Energy Corporation
                                      15901 Red Hill Avenue, Suite 100
                                      Tustin, California 92780
                                      Attention: Ian B. Carter, Chief Executive
                                      Officer
                                      Facsimile: (714) 259-2538

with a copy to:                       Paul, Hastings, Janofsky & Walker LLP
                                      695 Town Center Drive, Seventeenth Floor
                                      Costa Mesa, CA 92626-1924
                                      Attention: John F. Della Grotta, Esq.
                                      Facsimile: (714) 668-6310

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

      SECTION 4.2 Number and Gender. For purposes of this Agreement whenever the context requires, the singular number shall include the plural, and vice versa, and each gender shall include all genders.

      SECTION 4.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

      SECTION 4.4 Assignment. This Agreement shall not be assigned by operation of law or otherwise; provided, however, that Merger Sub may assign any or all of its rights and obligations under this Agreement to any other subsidiary of Commerce Energy.

      SECTION 4.5 Amendment. This Agreement may be amended by action taken by Commonwealth, Commerce Energy and Merger Sub at any time before or after approval of the Merger by the shareholders of Commonwealth (if required by applicable law) but, after any such approval, no amendment shall be made which requires the approval of such shareholders under

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

applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

      SECTION 4.6 Waiver. At any time prior to the Effective Time, each party hereto (for these purposes, Commerce Energy and Merger Sub shall together be deemed one party and Commonwealth shall be deemed the other party) may waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

      SECTION 4.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the principles of conflicts of law thereof.

      SECTION 4.8 Headings. The headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      SECTION 4.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Section 4.4, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

      SECTION 4.10 Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

      SECTION 4.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

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

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                 COMMONWEALTH ENERGY CORPORATION

                                 By: /s/ Ian B. Carter
                                     -------------------------------------------
                                     Name:  Ian B. Carter
                                     Title: Chairman and Chief Executive Officer

                                 By: /s/ John A. Barthrop
                                     -------------------------------------------
                                     Name:  John A. Barthrop
                                     Title: Secretary

                                 COMMERCE ENERGY GROUP, INC.

                                 By: /s/ Ian B. Carter
                                     -------------------------------------------
                                     Name:  Ian B. Carter
                                     Title: Chairman and Chief Executive Officer

                                 By: /s/ John A. Barthrop
                                     -------------------------------------------
                                     Name:  John A. Barthrop
                                     Title: Secretary

                                 CEGI ACQUISITION CORP.

                                 By: /s/ Ian B. Carter
                                     -------------------------------------------
                                     Name:  Ian B. Carter
                                     Title: President

                                 By: /s/ John A. Barthrop
                                     -------------------------------------------
                                     Name:  John A. Barthrop
                                     Title: Secretary

                             CERTIFICATE OF APPROVAL
                                       OF
                      AGREEMENT AND PLAN OF REORGANIZATION

      Ian B. Carter and John A. Barthrop certify that:

      1. They are the Chief Executive Officer and Secretary, respectively, of Commonwealth Energy Corporation, a California corporation (the "Commonwealth").

      2. There total number of outstanding shares of each class of capital stock entitled to vote on the merger are as follows: 29,699,737 outstanding shares of common stock of Commonwealth and 1,001,000 outstanding shares of preferred stock of Commonwealth.

      3. The principal terms of the Agreement and Plan of Reorganization in the form attached were duly approved by the board of directors of Commonwealth and by the vote of a number of shares of Commonwealth which equaled or exceeded the vote required.

      4. The percentage vote required was (a) more than 50% of the outstanding shares of common stock of Commonwealth and (b) more than 50% of the voting power of the outstanding shares of common stock and preferred stock of Commonwealth voting together as a single class.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:  July 6, 2004

                                        /s/ Ian B. Carter
                                        ----------------------------------------
                                        Name:    Ian B. Carter
                                        Title:   Chief Executive Officer

                                        /s/ John A. Barthrop
                                        ----------------------------------------
                                        Name:    John A. Barthrop
                                        Title:   Secretary

                             CERTIFICATE OF APPROVAL
                                       OF
                      AGREEMENT AND PLAN OF REORGANIZATION

      Ian B. Carter and John A. Barthrop certify that:

      1. They are the President and Secretary, respectively, of CEGI Acquisition Corp., a California corporation ("CEGI Acquisition Corp.").

      2. There total number of outstanding shares of each class of capital stock entitled to vote on the merger are as follows: 1,000 outstanding shares of common stock of CEGI Acquisition Corp.

      3. The principal terms of the Agreement and Plan of Reorganization in the form attached were duly approved by the board of directors of CEGI Acquisition Corp. and by the vote of a number of shares of CEGI Acquisition Corp. which equaled or exceeded the vote required.

      4. The required vote of the sole stockholder of the parent of CEGI Acquisition Corp. was obtained.

      5. The percentage vote required was more than 50% of the outstanding shares of common stock of CEGI Acquisition Corp.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:   July 6, 2004

                                        /s/ Ian B. Carter
                                        ----------------------------------------
                                        Name:    Ian B. Carter
                                        Title:   President

                                        /s/ John A. Barthrop
                                        ----------------------------------------
                                        Name:    John A. Barthrop
                                        Title:   Secretary